Exhibit 99.1



                                  NEWS RELEASE

For Immediate Release

             SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES COMPLETION OF
                            AGWAY ENERGY ACQUISITION

WHIPPANY, N.J., December 23, 2003 - Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas and related products and services nationwide, today announced that the Partnership has closed on the purchase of substantially all of the assets of Agway Energy Products, LLC, Agway Energy Services, Inc., and Agway Energy Services PA, Inc., (collectively "Agway Energy"). The stated purchase price of the acquisition was $206 million, subject to adjustments.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. With the acquisition of Agway Energy, the Partnership now serves the energy needs of approximately 1,150,000 residential, commercial, industrial and agricultural customers through more than 400 customer service centers in 40 states.

                                      # # #

Company contact:  Robert M. Plante
                  Vice President & Chief Financial Officer
                  (973) 503-9252